UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2015

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780

333-159809	HD SUPPLY, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ricardo Nuñez, Senior Vice President, General Counsel and Corporate Secretary, resigned from his position at HD Supply effective January 27, 2015. Upon his departure, contingent upon execution of a release, non-competition and non-solicitation agreement, Mr. Nuñez will receive two years of salary continuation, an $18,455 net of tax cash payment in lieu of benefits, and will retain his company car net of tax, laptop and cell phone. Options to purchase 57,200 shares will be vested on termination and execution of the release, non-competition and non-solicitation agreement and will be exercisable for one year.

Dan McDevitt has been appointed to serve as General Counsel and Corporate Secretary effective January 27, 2015. Mr. McDevitt joined HD Supply in February 2010. He has served as Vice President, Legal of HD Supply since 2012. Before joining the Company, Mr. McDevitt was a partner at the law firm King & Spalding. In order to enable a seamless transfer of responsibility to Mr. McDevitt, Mr. Nuñez will remain employed with HD Supply through April 1, 2015.

Steven N. Margolius, President and Chief Executive Officer, HD Supply Power Solutions, has accepted a new role as Chief Administrative Officer of HD Supply Facilities Maintenance, a newly created position reporting directly to Anesa Chaibi.  John Tisera, who has served as Regional Vice President for the Southeast Region of HD Supply Power Solutions since 2013, will expand his responsibilities to assume the role of President, HD Supply Power Solutions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2015	HD Supply Holdings, Inc.

	By:	/s/ Evan J. Levitt
Evan J. Levitt
Senior Vice President and Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2015	HD Supply, Inc.

	By:	/s/ Evan J. Levitt
Evan J. Levitt
Senior Vice President and Chief Financial Officer